UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1140 N. Williamson Blvd., Suite 140	32114
	Daytona Beach, Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) of Consolidated-Tomoka Land Co. (the “Company”) was held on April 24, 2019 at LPGA International Golf Club in Daytona Beach, Florida.  At the 2019 Annual Meeting, the Company’s shareholders (i) elected John P. Albright, George R. Brokaw, Laura M. Franklin, R. Blakeslee Gable, Christopher W. Haga, Howard C. Serkin, and Casey R. Wold to serve as directors of the Company until the 2020 Annual Meeting of Shareholders; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated March 12, 2019 (the “Proxy Statement”).  The voting results for each proposal were as follows:

Proposal 1 – Election of Directors:

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTE
John P. Albright	3,819,044	58,356	5,062	723,278
George R. Brokaw	3,520,804	356,346	5,312	723,278
Laura M. Franklin	3,662,169	216,126	4,167	723,278
R. Blakeslee Gable	3,658,654	219,098	4,710	723,278
Christopher W. Haga	3,805,864	71,286	5,312	723,278
Howard C. Serkin	3,648,725	228,725	5,012	723,278
Casey R. Wold	3,649,738	227,712	5,012	723,278

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

FOR	AGAINST	ABSTAIN
4,577,803	23,142	4,795

Proposal 3 – Advisory vote to approve executive compensation:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTE
3,681,874	186,871	13,717	723,278

As described in the in the Proxy Statement, Proposal 4 was a shareholder proposal. This proposal was not voted upon at the Annual Meeting because neither the proponent nor a qualified representative of the proponent appeared at the Annual Meeting to present the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	Consolidated-Tomoka Land Co.

	By:	/s/ John P. Albright
John P. Albright, President and Chief
Executive Officer